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                                                                     EXHIBIT 5.1

                      [MORRISON & FOERSTER LLP LETTERHEAD]


                               November 14, 2003

JDS Uniphase Corporation
1768 Automation Parkway
San Jose, California  95131

Ladies and Gentlemen:

      At your request, we have examined the registration statement on Form S-3 filed by JDS Uniphase Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on November 14, 2003 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of the resale by the holders thereof of $475,000,000 aggregate principal amount of Zero Coupon Senior Convertible Notes due 2010 (the "Notes") and the shares of the Company's common stock, $0.001 par value per share (the "Conversion Shares") issuable upon conversion of the Notes (the Conversion Shares together with the Notes, the "Securities"). The Notes were issued pursuant to an Indenture dated as of October 31, 2003 ("Indenture") by and between the Company and The Bank of New York, as Trustee. The Securities are being offered by certain selling securityholders specified in the Registration Statement.

      As counsel to the Company, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion, and based thereon we are of the opinion that:

      1. The Notes have been duly authorized and are valid and binding obligations of the Company.

      2. When issued upon conversion in accordance with the terms of the Notes and the Indenture, the Conversion Shares will be validly issued, fully paid and nonassessable.

      The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Delaware and the laws of the State of New York, as currently in effect, and we express no opinion of the effect of laws of any other jurisdiction on the opinions expressed herein.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                              Very truly yours,


                                              /s/ Morrison & Foerster LLP